Exhibit 99.1

Nivalis Therapeutics Reaches 50 Percent Enrollment Milestone in Phase 2

Clinical Trial in Cystic Fibrosis

Company on track to report results from the study in fourth quarter this year

BOULDER, Colo., April 5, 2016 – Nivalis Therapeutics, Inc. (NASDAQ: NVLS), a clinical stage pharmaceutical company focused on treating people with cystic fibrosis (“CF”), today announced they have reached the halfway point in dosing of the 135 patient Phase 2 clinical trial evaluating N91115, the Company’s lead investigational drug and first-in-class stabilizer of the cystic fibrosis transmembrane conductance regulator (CFTR) protein.

“We are encouraged by the progress we have made with patient enrollment in this trial and by the interest expressed by the cystic fibrosis community in a multi-mechanism approach that includes N91115 as a stabilizer of the CFTR protein,” said Jon Congleton, president and chief executive officer of Nivalis. “We are grateful to the investigators, research staff, and especially the patients who have participated, for enabling us to remain on track to report results in the fourth quarter of this year.”

The Phase 2 study is designed to investigate the efficacy and safety of two doses of N91115, 200mg and 400mg, administered twice daily versus placebo in 135 adult patients with CF who are homozygous for the F508del-CFTR mutation and being treated with Orkambi™.

N91115 works through a novel mechanism of action called S-nitrosoglutathione reductase (GSNOR) inhibition that is presumed to modulate the unstable and defective CFTR protein responsible for CF. This effect is expected to be both complementary and agnostic to other CFTR modulators, like Orkambi™.

The Company continues to expect to report results from the study in the fourth quarter of this year. More information on this Phase 2 study is available on ClinicalTrials.gov, reference Identifier NCT02589236.N91115.

About Nivalis Therapeutics, Inc.

Nivalis Therapeutics, Inc. (http://www.nivalis.com) is a clinical stage pharmaceutical company committed to the discovery, development and commercialization of therapeutics for people with CF. In addition to developing innovative solutions intended to extend and improve the lives of people with CF, Nivalis plans to utilize its proprietary GSNOR inhibitor portfolio to develop therapeutics for other diseases.

About N91115

N91115 works through a novel mechanism of action called GSNOR inhibition that is presumed to modulate the unstable and defective CFTR protein responsible for CF. GSNOR inhibition restores GSNO levels thereby modifying the chaperones responsible for CFTR protein degradation. This stabilizing effect has been shown to increase and prolong the function of the CFTR chloride channel and increase net chloride secretion in preclinical experiments. Nivalis discovered and owns exclusive rights to N91115 in the United States (U.S.) and all other major markets, including U.S. composition of matter patent protection until at least 2031. N91115 was granted Orphan Drug and Fast Track designations by the U.S. FDA earlier this year.

About Cystic Fibrosis

CF is a life-shortening genetic disease that affects an estimated 70,000 people worldwide, predominately in the United States and Europe, according to the Cystic Fibrosis Foundation (www.cff.org). CF is characterized by a defect in the chloride channel known as the “cystic fibrosis transmembrane conductance regulator,” or CFTR, and is caused by mutations in the CFTR gene.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Nivalis’ development plans and potential opportunities, statements regarding completion of enrollment in the ongoing Phase 2 clinical trial and the timing of the release of results of that trial, and expectations that early stage clinical trials are indicative of later stage clinical trial results or will result in an approved drug. These forward-looking statements are based on management’s current expectations of future events and involve substantial risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by the forward-looking statements. These risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including that preclinical responses may not be predictive of clinical results, the risk that site initiation and patient enrollment for our clinical trials may take longer than expected, delays in the timing of regulatory filings and approvals, delays in the commercialization or availability of lumacaftor/ivacaftor, and other matters that could affect the completion of the clinical development and commercial potential of the company’s product candidates. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Nivalis’ business in general, see the risk factors contained in the company’s annual report on Form 10-K filed with the Securities and Exchange Commission on March 8, 2016 and in other reports filed by Nivalis with the Securities and Exchange Commission. All information in this press release is as of the date of this release, and Nivalis undertakes no duty to update or revise this information unless required by law.

Contacts:

Investor Relations

John Graziano

1-646-378-2942

jgraziano@troutgroup.com

Media Relations

Lindsay Rocco

1-862-596-1304

lrocco@elixirhealthpr.com